Exhibit 5.1

April 10, 2020

Board of Directors

Citius Pharmaceuticals, Inc.

11 Commerce Drive, First Floor

Cranford, New Jersey 07016

Ladies and Gentlemen:

We have acted as counsel to Citius Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with a registration statement on Form S-1 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) to register for resale an aggregate of 6,739,580 shares of the Company’s common stock, $0.001 par value per share (the “Shares”), issuable from time to time upon exercise of warrants held by the selling stockholders. The Shares may be resold as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein filed pursuant to the rules and regulations promulgated under the Act.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares have been issued and sold as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the existing applicable Nevada Revised Statutes and applicable judicial decisions interpreting these laws. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP